BioLife Solutions Reports Third Quarter 2025 Financial Results

Cell Processing revenue of $25.4 million, up 33% over Q3 2024

GAAP gross margin of 62% and non-GAAP adjusted gross margin of 64%

GAAP net income of $0.6 million and non-GAAP adjusted EBITDA of $7.8 million or 28% of revenue

Raises 2025 full-year Cell Processing revenue guidance to $93.0 million - $94.0 million; Full-year total revenue guidance to $95.0 - $96.0 million, adjusted for the recent sale of its evo cold chain logistics subsidiary

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (November 6, 2025) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of cell processing tools and services for the cell and gene therapy (“CGT”) market, announces financial results for the three and nine months ended September 30, 2025.

Roderick de Greef, BioLife’s Chairman and CEO, commented, “We delivered another strong quarter, with cell processing revenue up 33% year over year and our eighth consecutive quarter of sequential growth. Performance reflected healthy growth across our biopreservation media (BPM) franchise and our broader cell processing tools portfolio, led by continued momentum from commercial BPM customers. By aligning the organization around our core cell processing business, we are driving sustainable, high-quality growth and expanding profitability, achieving another quarter of adjusted EBITDA margin improvement both year over year and sequentially.”

“The divestiture of our evo cold chain logistics business in early October has reshaped BioLife into a leading pure-play cell processing company centered on our highest-value, recurring revenue franchises. This streamlined profile, solid financial position and market leading product portfolio provide a strong foundation for continued profitable growth and long-term value creation.”

Third Quarter 2025 Business Highlights

•Our biopreservation media is utilized in approximately 250 ongoing commercially sponsored clinical trials in the U.S., representing a more than 70% market share. This includes over 30 Phase III trials, or nearly 80% of these late-stage trials. Our CellSeal vials and hPL products are used in over 35 clinical trials.

•Our biopreservation media is embedded in 16 unique commercial CGTs as of September 30, 2025, with expectations that approvals for 10 additional products, geographic expansions, earlier lines of treatment, or new indications will occur over the next 12 months. Our CellSeal cryogenic vials and hPL products are embedded into four approved therapies.

•On October 6, 2025, we completed the sale of evo, a previously wholly owned cold chain logistics subsidiary operated under SAVSU Cleo Technologies, LLC (formerly known as SAVSU Technologies, Inc.), for an aggregate sales price of $25.5 million in cash (subject to certain adjustments). The tables further in this release present key financial results quarterly through the year ended December 31, 2024 and quarterly through September 30, 2025 excluding evo to provide an estimate of our financial profile on a continuing operations basis.

Third Quarter 2025 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. generally accepted accounting principles (GAAP) and as adjusted (non-GAAP). In addition, BioLife Solutions completed the divestitures of Global Cooling, Inc., SciSafe, and CBS in 2024, and is presenting its financial condition and operating results as discontinued operations for all periods presented within the Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations. The Condensed Consolidated Statements of Comprehensive Loss, Condensed Consolidated Statements of Shareholders' Equity, and Condensed Consolidated Statements of Cash Flows are presented on a consolidated basis for both continuing operations and discontinued operations. All amounts, percentages, and disclosures for all periods presented reflect only the continuing operations of the Company unless otherwise noted.

REVENUE

•Total revenue for the third quarter of 2025 was $28.1 million, an increase of $6.7 million, or 31%, from $21.4 million for the third quarter of 2024 and up $2.6 million, or 10%, from the second quarter of 2025.

◦Cell Processing revenue was $25.4 million, an increase of $6.3 million, or 33%, from the same period in 2024 and up $2.4 million, or 10%, from the second quarter of 2025. Growth was primarily due to strong demand from customers with commercially approved therapies. The quarter included approximately $1.3 million in biopreservation media revenue that was accelerated into Q3 2025 at a commercial customer’s request.

◦evo and Thaw platform revenue was $2.7 million, an increase of $0.4 million, or 15%, from the same period in 2024 and up $0.2 million, or 10%, from the second quarter of 2025.

•Total revenue for the nine months ended September 30, 2025 was $77.4 million, an increase of $17.9 million, or 30%, from $59.5 million for the same period in 2024.

◦Cell Processing platform revenue for the nine months ended September 30, 2025 was $69.9 million, an increase of $16.7 million, or 31%, from the same period in 2024. Growth was due to strong demand from customers with commercially approved therapies, as well as revenue from biopreservation media product that was originally expected to ship in Q4 2025, as mentioned above.

◦evo and Thaw platform revenue for the nine months ended September 30, 2025 was $7.5 million, an increase of $1.2 million, or 19%, from the same period in 2024.

GROSS MARGIN

•Gross margin (GAAP) for the third quarter of 2025 was 62% compared with 63% for the third quarter of 2024. Adjusted gross margin (non-GAAP) for the third quarter of 2025 was 64% compared with 67% for the third quarter of 2024. The decreases were due to an inventory reserve of approximately $0.6 million recorded during the third quarter, which represented approximately 2% of Q3 2025 revenue.

•Gross margin (GAAP) for the nine months ended September 30, 2025 was 62% compared with 63% for the same period in 2024. Adjusted gross margin (non-GAAP) for the nine months ended September 30, 2025 was 65% compared with 67% for the same period in 2024. The decreases were due to the inventory reserve of approximately $0.6 million recorded during the third quarter of 2025 mentioned above, and to product mix.

OPERATING LOSS

•Operating loss (GAAP) for the third quarter of 2025 was $0.1 million compared with $0.4 million for the third quarter of 2024. Adjusted operating income (non-GAAP) for the third quarter of 2025 was $1.3 million compared with $0.2 million for the third quarter of 2024.

•Operating loss (GAAP) for the nine months ended September 30, 2025 was $17.9 million compared with $5.0 million for the same period in 2024. Adjusted operating income (non-GAAP) for the nine months ended September 30, 2025 was $1.7 million compared with adjusted operating loss of $3.0 million for the same period in 2024.

NET INCOME / (LOSS)

•Net income (GAAP) for the third quarter of 2025 was $0.6 million compared with net loss (GAAP) of $0.5 million for the third quarter of 2024. Adjusted net income (non-GAAP) for the third quarter of 2025 was $2.0 million compared with $34 thousand for the third quarter of 2024.

•Net loss (GAAP) for the nine months ended September 30, 2025 was $15.7 million compared with $9.2 million for the same period in 2024. Adjusted net income (non-GAAP) for the nine months ended September 30, 2025 was $4.2 million compared with adjusted net loss of $3.2 million for the same period in 2024.

NET INCOME / (LOSS) PER SHARE

•Net income per share (GAAP) for the third quarter of 2025 was $0.01 compared with net loss per share of $0.01 for the third quarter of 2024.

•Net loss per share (GAAP) for the nine months ended September 30, 2025 was $0.33 compared with $0.20 for the same period in 2024.

ADJUSTED EBITDA

•Adjusted EBITDA, a non-GAAP measure, for the third quarter of 2025 was $7.8 million, or 28% of revenue, compared with $5.0 million, or 23% of revenue, for the third quarter of 2024.

•Adjusted EBITDA, a non-GAAP measure, for the nine months ended September 30, 2025 was $19.7 million, or 25% of revenue, compared with $11.6 million, or 19% of revenue, for the same period in 2024.

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES

•Cash, cash equivalents, and marketable securities as of September 30, 2025, were $98.4 million.
◦The cash, cash equivalents, and marketable securities balance as of September 30, 2025 does not include any cash proceeds from the sale of evo in October 2025.

(As a result of presenting amounts in millions, rounding differences may exist in the percentages above.)

2025 Financial Guidance

Following the sale of its evo cold chain logistics business in early October, BioLife Solutions is updating its 2025 revenue guidance.

Total 2025 revenue guidance, adjusted for the sale of evo, is $95.0 million to $96.0 million, representing an increase of 27% - 29% when compared to 2024 continuing operations revenues on a like for like basis. This guidance is based on the following expectations:

•Cell Processing platform revenue: Raised to $93.0 million to $94.0 million from prior guidance of $91.0 million to $93.0 million, representing year-over-year growth of 26% to 28%.

•Removal of approximately $8 million of evo-related revenue.

Going forward, BioLife will report revenue as a single line item encompassing its entire product portfolio.

Management continues to expect 2025 gross margin (GAAP) in the low-60% range and adjusted gross margin (non-GAAP) in the mid-60% range, as well as a reduction in net loss (GAAP) and continued expansion of adjusted EBITDA margin (non-GAAP), both compared with 2024.

Conference Call & Webcast

Management will discuss the Company's financial results, provide a general business update and answer questions during a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free 1-833-630-0431 or 1-412-317-1808 for international callers. A webcast replay will be available approximately two hours after the call ends and will be archived on https://www.biolifesolutions.com for 90 days.

About BioLife Solutions

BioLife is a leading developer and supplier of cell processing tools and services for the CGT market. Our expertise facilitates the commercialization of new therapies by supplying solutions that maintain the health and function of biologic materials during the collection, development, manufacturing and distribution. For more information, please visit www.biolifesolutions.com, and follow BioLife on LinkedIn and X.

Cautions Regarding Forward Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” "intend," “expects,” "continue," “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings we make with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included on a consolidated basis in this release: adjusted gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release.

We believe these non-GAAP financial measures are useful to investors in assessing our operating performance. We use these financial measures internally to evaluate our operating performance and for planning and forecasting of future periods. We also believe it is in the best interests of investors to provide this non-GAAP information.

While we believe these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Media & Investor Relations

At the Company

Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

Alliance Advisors IR
Jody Cain
(310) 691-7100
jcain@allianceadvisors.com

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share and share data)	2025	2024	2025	2024

Product revenue	$26,250	$19,928	$72,258	$54,783
Service revenue	26	20	122	119
Rental revenue	1,791	1,443	5,049	4,637
Total product, rental, and service revenue	28,067	21,391	77,429	59,539
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	10,146	7,400	27,288	20,100
General and administrative	12,074	9,326	34,970	29,041
Sales and marketing	2,528	2,507	7,857	7,366
Research and development	2,709	1,893	7,633	5,997
IPR&D expense	—	—	15,521	—
Intangible asset amortization	699	683	2,109	2,054
Total operating expenses	28,156	21,809	95,378	64,558
Operating loss	(89)	(418)	(17,949)	(5,019)

Other income (expense):
Change in fair value of equity investments	—	—	—	(4,074)
Interest income (expense), net	508	(230)	1,873	(695)
Other income	284	97	633	496
Total other income (expense), net	792	(133)	2,506	(4,273)

Income (loss) before income tax (expense) benefit	703	(551)	(15,443)	(9,292)
Income tax (expense) benefit	(82)	80	(222)	62
Net income (loss) from continuing operations	$621	$(471)	$(15,665)	$(9,230)

Discontinued operations:
Loss from discontinued operations before income tax expense	—	(1,180)	—	(23,247)
Income tax expense	—	(52)	—	(166)
Loss from discontinued operations	$—	$(1,232)	$—	$(23,413)

Net income (loss)	$621	$(1,703)	$(15,665)	$(32,643)

Net income (loss) per share - Basic:
Continuing operations	$0.01	$(0.01)	$(0.33)	$(0.20)
Discontinued operations	$—	$(0.03)	$—	$(0.51)
Net income (loss) per share	$0.01	$(0.04)	$(0.33)	$(0.71)

Net income (loss) per share - Diluted:
Continuing operations	$0.01	$(0.01)	$(0.33)	$(0.20)
Discontinued operations	$—	$(0.03)	$—	$(0.51)
Net income (loss) per share per share	$0.01	$(0.04)	$(0.33)	$(0.71)

Weighted average shares used to compute income (loss) per share:
Basic	47,925,038	46,175,345	47,622,196	45,871,715
Diluted	48,723,535	46,175,345	47,622,196	45,871,715

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Net income (loss)	$621	$(1,703)	$(15,665)	$(32,643)
Other comprehensive income	59	347	106	137
Comprehensive income (loss)	$680	$(1,356)	$(15,559)	$(32,506)

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands)

	September 30,	December 31,
(In thousands)	2025	2024
Cash, cash equivalents, and marketable securities	$98,398	$109,212
Working capital	99,420	116,027
Current assets	126,566	148,761
Total assets	392,081	399,487
Current liabilities	27,146	32,734
Long-term obligations	11,196	17,844
Accumulated deficit	(350,766)	(335,101)
Total shareholders' equity	$353,739	$348,909

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION
(Unaudited, amounts in thousands)

	Nine Months Ended September 30,
(In thousands)	2025	2024
Net cash provided by operating activities	$15,199	$6,786
Net cash used in investing activities	(72,676)	(15,337)
Net cash used in financing activities	(8,428)	(2,697)
Effects of currency translation	—	(29)
Net decrease in cash and cash equivalents	$(65,905)	$(11,277)

Cash and cash equivalents – beginning of period	$95,386	$35,438
Cash and cash equivalents – end of period	29,481	24,161

Marketable securities	68,917	15,095

Total cash, cash equivalents, and marketable securities	$98,398	$39,256

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP ADJUSTED GROSS MARGIN
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Total revenues	$28,067	$21,391	$77,429	$59,539
Cost of revenues	(10,146)	(7,400)	(27,288)	(20,100)
COGS intangible asset amortization	(596)	(577)	(1,794)	(1,736)
GROSS PROFIT	$17,325	$13,414	$48,347	$37,703
GROSS MARGIN	62%	63%	62%	63%

ADJUSTMENTS TO GROSS PROFIT:
Inventory reserve costs	—	247	—	247
Gain on disposal of assets	—	—	(12)	—
Intangible asset amortization	596	577	1,794	1,736
ADJUSTED GROSS PROFIT	$17,921	$14,238	$50,129	$39,686
ADJUSTED GROSS MARGIN	64%	67%	65%	67%

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP ADJUSTED OPERATING EXPENSES
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
OPERATING EXPENSES	$28,156	$21,809	$95,378	$64,558

ADJUSTMENTS TO OPERATING EXPENSES
Cost of product, rental, and service revenues	(10,146)	(7,400)	(27,288)	(20,100)
Acquisition and divestiture costs(1)	(367)	(334)	(1,308)	(706)
Severance costs	(316)	—	(732)	—
IPR&D expense	—	—	(15,521)	—
Intangible asset amortization	(699)	(683)	(2,109)	(2,054)
Loss on disposal of assets	—	—	10	—
Other income	—	679	—	979
ADJUSTED OPERATING EXPENSES	$16,628	$14,071	$48,430	$42,677
(1) During the six months ended June 2025, we incurred $0.5 million in transaction expenses resulting from the PanTHERA acquisition, which is recorded in IPR&D expense on our Condensed Consolidated Statement of Operations. We reclassified $0.1 million incurred and recorded in Q1-2025 to conform with this current presentation.

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP ADJUSTED OPERATING INCOME
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
OPERATING LOSS	$(89)	$(418)	$(17,949)	$(5,019)

ADJUSTMENTS TO OPERATING LOSS

Acquisition and divestiture costs(1)	367	334	1,308	706
Severance costs	316	—	732	—
IPR&D expense	—	—	15,521	—
Intangible asset amortization	699	683	2,109	2,054
Gain on disposal of assets	—	—	(10)	—
Other income	—	(679)	—	(979)
Inventory reserve costs	—	247	—	247
ADJUSTED OPERATING INCOME	$1,293	$167	$1,711	$(2,991)
(1) During the six months ended June 2025, we incurred $0.5 million in transaction expenses resulting from the PanTHERA acquisition, which is recorded in IPR&D expense on our Condensed Consolidated Statement of Operations. We reclassified $0.1 million incurred and recorded in Q1-2025 to conform with this current presentation.

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME / (LOSS) FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED NET INCOME
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
NET INCOME / (LOSS) FROM CONTINUING OPERATIONS	$621	$(471)	$(15,665)	$(9,230)

ADJUSTMENTS TO NET INCOME / (LOSS) FROM CONTINUING OPERATIONS

Acquisition and divestiture costs(1)	367	334	1,308	706
Severance costs	316	—	732	—
IPR&D expense	—	—	15,521	—
Intangible asset amortization	699	683	2,109	2,054
Gain on disposal of assets	—	—	(10)	—
Change in fair value of investments, inclusive of interest	(41)	—	(41)	4,074
Income tax expense / (benefit)	82	(80)	222	(62)
Other income	—	(679)	—	(979)
Inventory reserve costs	—	247	—	247
ADJUSTED NET INCOME	$2,044	$34	$4,176	$(3,190)
(1) During the six months ended June 2025, we incurred $0.5 million in transaction expenses resulting from the PanTHERA acquisition, which is recorded in IPR&D expense on our Condensed Consolidated Statement of Operations. We reclassified $0.1 million incurred and recorded in Q1-2025 to conform with this current presentation.

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME / (LOSS) FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA
(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
NET INCOME / (LOSS) FROM CONTINUING OPERATIONS	$621	$(471)	$(15,665)	$(9,230)

ADJUSTMENTS:
Interest (income) expense, net	(508)	230	(1,873)	695
Accretion of available-for-sale investments	(235)	(88)	(540)	(408)
Income tax expense / (benefit)	82	(80)	222	(62)
Depreciation	636	711	1,992	2,224
Intangible asset amortization	699	683	2,109	2,054
EBITDA	$1,295	$985	$(13,755)	$(4,727)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	5,895	4,134	15,897	12,233
Acquisition and divestiture costs(1)	367	334	1,308	706
Severance costs	316	—	732	—
IPR&D expense	—	—	15,521	—
Gain on disposal of assets	—	—	(10)	—
Change in fair value of investments, inclusive of interest	(41)	—	(41)	4,074
Other income	—	(679)	—	(979)
Inventory reserve costs	—	247	—	247
ADJUSTED EBITDA	$7,832	$5,021	$19,652	$11,554
% of Revenue	28%	23%	25%	19%
(1) During the six months ended June 2025, we incurred $0.5 million in transaction expenses resulting from the PanTHERA acquisition, which is recorded in IPR&D expense on our Condensed Consolidated Statement of Operations. We reclassified $0.1 million incurred and recorded in Q1-2025 to conform with this current presentation.

As stated above, we anticipate the divestiture of evo to qualify and be presented as Discontinued Operations in our Annual Report on Form 10-K for the year ended December 31, 2025. Below we are presenting key financial results by quarter for the year ended December 31, 2024 and quarter ended September 30, 2025 exclusive of evo to provide an estimate of our financial profile on a continuing operations basis. This includes the non-GAAP measures Adjusted Gross Margin and Adjusted EBITDA.
We have not yet finalized the accounting for the divestiture of evo and therefore note that all results below are subject to a number of assumptions, and actual results may differ. We do not anticipate actual results to be materially different from those presented below.

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS, EXCLUSIVE OF EVO
(Unaudited, amounts in thousands)

(In thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY2024
Total revenues	$16,485	$18,042	$19,405	$20,714	$74,646
Cost of revenues	4,961	5,905	5,888	6,829	23,583
Gross profit	11,524	12,137	13,517	13,885	51,063
General and administrative	10,623	9,174	9,355	11,476	40,628
Sales and marketing	2,180	2,325	2,340	2,087	8,932
Research and development	1,159	1,243	1,166	1,183	4,751
Intangible asset amortization	312	307	307	307	1,233
Operating (loss) income	(2,750)	(912)	349	(1,168)	(4,481)
Other income (expense), net	52	(4,245)	(129)	(24)	(4,346)
(Loss) income before income taxes	(2,698)	(5,157)	220	(1,192)	(8,827)
Income tax (expense) benefit	(17)	(1)	80	(24)	38
(Loss) income from continuing operations, net of tax	$(2,715)	$(5,158)	$300	$(1,216)	$(8,789)

(In thousands)	Q1 2025	Q2 2025	Q3 2025	YTD 2025
Total revenues	$22,053	$23,438	$25,958	$71,449
Cost of revenues	6,995	7,938	9,130	24,063
Gross profit	15,058	15,500	16,828	47,386
General and administrative	11,481	11,363	12,049	34,893
Sales and marketing	2,443	2,577	2,386	7,406
Research and development	1,439	1,965	2,097	5,501
Intangible asset amortization	325	332	325	982
IPR&D expense	—	15,521	—	15,521
Operating (loss) income	(630)	(16,258)	(29)	(16,917)
Other income, net	784	930	791	2,505
Income (loss) before income taxes	154	(15,328)	762	(14,412)
Income tax (expense) benefit	(14)	(126)	(82)	(222)
Income (loss) from continuing operations, net of tax	$140	$(15,454)	$680	$(14,634)

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GROSS PROFIT TO NON-GAAP ADJUSTED GROSS MARGIN, EXCLUSIVE OF EVO
(Unaudited, amounts in thousands)

(In thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY2024
Total revenues	$16,485	$18,042	$19,405	$20,714	$74,646
Cost of revenues	(4,961)	(5,905)	(5,888)	(6,829)	(23,583)
COGS intangible asset amortization	(246)	(241)	(241)	(241)	(969)
Gross profit	$11,278	$11,896	$13,276	$13,644	$50,094
Gross margin	68%	66%	68%	66%	67%

ADJUSTMENTS TO GROSS PROFIT:
Inventory reserve costs	—	—	247	—	247
Gain on disposal of assets	—	—	—	87	87
Intangible asset amortization	246	241	241	241	969
ADJUSTED GROSS PROFIT	$11,524	$12,137	$13,764	$13,972	$51,397
ADJUSTED GROSS MARGIN	70%	67%	71%	67%	69%

(In thousands)	Q1 2025	Q2 2025	Q3 2025	YTD 2025
Total revenues	$22,053	$23,438	$25,958	$71,449
Cost of revenues	(6,995)	(7,938)	(9,130)	(24,063)
COGS intangible asset amortization	(259)	(267)	(259)	(785)
Gross profit	$14,799	$15,233	$16,569	$46,601
Gross margin	67%	65%	64%	65%

ADJUSTMENTS TO GROSS PROFIT:
Gain on disposal of assets	(12)	—	—	(12)
Intangible asset amortization	259	267	259	785
ADJUSTED GROSS PROFIT	$15,046	$15,500	$16,828	$47,374
ADJUSTED GROSS MARGIN	68%	66%	65%	66%

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF (LOSS) INCOME, EXCLUSIVE OF EVO, TO NON-GAAP ADJUSTED EBITDA EXCLUSIVE OF EVO
(Unaudited, amounts in thousands)

(In thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY2024
Income (loss) from continuing operations	$(2,715)	$(5,158)	$300	$(1,216)	$(8,789)

ADJUSTMENTS:
Interest expense, net	200	316	226	24	766
Accretion of available-for-sale investments	(183)	(137)	(88)	(68)	(476)
Income tax expense (benefit)	17	1	(80)	24	(38)
Depreciation	172	159	151	161	643
Intangible asset amortization	312	307	307	307	1,233
EBITDA	$(2,197)	$(4,512)	$816	$(768)	$(6,661)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	3,886	3,730	3,918	3,748	15,282
Acquisition and divestiture costs	237	134	334	540	1,245
(Gain) loss on disposal of assets	—	—	—	129	129
Change in fair value of investments	—	4,074	—	—	4,074
Other income	—	(300)	(679)	—	(979)
Inventory reserve costs	—	—	247	—	247
ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$1,926	$3,126	$4,636	$3,649	$13,337
% of Revenue	12%	17%	24%	18%	18%

(In thousands)	Q1 2025	Q2 2025	Q3 2025	YTD 2025
Income (loss) from continuing operations	$140	$(15,454)	$680	$(14,634)

ADJUSTMENTS:
Interest income, net	(683)	(684)	(508)	(1,875)
Accretion of available-for-sale investments	(105)	(200)	(235)	(540)
Income tax expense (benefit)	14	126	82	222
Depreciation	185	200	203	588
Intangible asset amortization	325	332	325	982
EBITDA	$(124)	$(15,680)	$547	$(15,257)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	3,982	5,707	5,779	15,468
Acquisition and divestiture costs	1,001	(59)	367	1,309
Severance costs	416	—	316	732
IPR&D expense	—	15,521	—	15,521
(Gain) loss on disposal of assets	(10)	—	—	(10)
Change in fair value of investments, inclusive of interest	—	—	(41)	(41)
ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$5,265	$5,489	$6,968	$17,722
% of Revenue	24%	23%	27%	25%

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